       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2003
                                                      REGISTRATION NO. 333-55902
================================================================================




                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 -------------


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 -------------


                            MARATHON OIL CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                         25-0996816
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

          5555 SAN FELIPE ROAD
             HOUSTON, TEXAS                                      77056-2723
(Address of Principal Executive Offices)                         (Zip Code)



                USX CORPORATION NON-OFFICER RESTRICTED STOCK PLAN
                            (Full title of the plan)



                          WILLIAM F. SCHWIND, JR., ESQ.
                   VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                              5555 SAN FELIPE ROAD
                            HOUSTON, TEXAS 77056-2723
                     (Name and address of agent for service)


   Telephone number, including area code, of agent for service: (713) 629-6600


                                 -------------

                                EXPLANATORY NOTE


         Marathon Oil Corporation, formerly known as USX Corporation (the "Registrant" or the "Company"), filed a Registration Statement on Form S-8 on February 20, 2001, as amended (Registration No. 333-55902) to register shares of the Company's USX-Marathon Group common stock, par value $1.00 per share ("Common Stock") and shares of the Company's USX-U.S. Steel Group common stock, par value $1.00 per share ("U.S. Steel Common Stock"), for issuance pursuant to the USX Corporation Non-Officer Restricted Stock Plan (the "USX Plan").

         Of the 10,000,000 shares of Common Stock and the 3,000,000 shares of U.S. Steel Common Stock registered in connection with the USX Plan, 9,130,432 shares of Common Stock (the "Unissued Shares") have not been sold. Contemporaneously with the filing of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8, the Company is filing a Registration Statement on Form S-8 to register shares of its Common Stock for issuance pursuant to the Marathon Oil Corporation 2003 Incentive Compensation Plan (the "Plan").

         In accordance with Rule 457(p) promulgated under the Securities Act of 1933 and Securities and Exchange Commission Release No. 33-7943, this Post-Effective Amendment No. 2 is hereby filed to deregister 2,337,353 shares of Common Stock in connection with the offset of the registration fees paid for the Unissued Shares from the Registration Statement on Form S-8 previously filed for the USX Plan to the Registration Statement on Form S-8 for the Plan that is being filed contemporaneously with the filing of this Post-Effective Amendment No. 2.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 1, 2003.

                                        MARATHON OIL CORPORATION
                                        (Registrant)

                                        By:    /s/ Clarence P. Cazalot, Jr.
                                           -------------------------------------
                                                   Clarence P. Cazalot, Jr.
                                           President and Chief Executive Officer


         Each person whose signature appears below hereby constitutes and appoints Clarence P. Cazalot, Jr., John T. Mills and Albert G. Adkins, or any one of them, as his or her true and lawful attorneys-in-fact and agents, each with the power of substitution and re-substitution, to sign and execute, for him or her and on his or her behalf, any and all amendments, including additional post-effective amendments, to this Registration Statement to be filed with the SEC pursuant to the Securities Act of 1933, as amended (the "Act"), in such form as they or any one or more of them may approve, and to do any and all other acts which said attorneys-in-fact may deem necessary or desirable to enable the Registrant to comply with said Act and the rules and regulations thereunder.

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on May 1, 2003.

                             SIGNATURE                                                 TITLE
                             ---------                                                 -----
                 /s/ Clarence P. Cazalot, Jr.                          President, Chief Executive Officer and
           --------------------------------------------                 Director (Principal Executive Officer)
                     Clarence P. Cazalot, Jr.


                       /s/ John T. Mills                                        Chief Financial Officer
           --------------------------------------------                      (Principal Financial Officer)
                           John T. Mills


                     /s/ Albert G. Adkins                              Vice President-Accounting and Controller
           --------------------------------------------                     (Principal Accounting Officer)
                         Albert G. Adkins



                  /s/ Charles F. Bolden, Jr.                                           Director
           --------------------------------------------
                      Charles F. Bolden, Jr.



                     /s/ David A. Daberko                                              Director
           --------------------------------------------
                         David A. Daberko




                             SIGNATURE                                                  TITLE
                             ---------                                                  -----

                     /s/ William L. Davis                                             Director
           --------------------------------------------
                         William L. Davis



                  /s/ Dr. Shirley Ann Jackson                                         Director
           --------------------------------------------
                      Dr. Shirley Ann Jackson



                       /s/ Philip Lader                                               Director
           --------------------------------------------
                           Philip Lader



                      /s/ Charles R. Lee                                              Director
           --------------------------------------------
                          Charles R. Lee



                     /s/ Dennis H. Reilley                                            Director
           --------------------------------------------
                         Dennis H. Reilley



                      /s/ Seth E. Schofield                                           Director
           --------------------------------------------
                         Seth E. Schofield



                      /s/ Thomas J. Usher                                        Chairman of the Board
           --------------------------------------------
                          Thomas J. Usher



                     /s/ Douglas C. Yearley                                            Director
           --------------------------------------------
                        Douglas C. Yearley


                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                                          DESCRIPTION OF EXHIBIT
------                                          ----------------------
24.1       Power of Attorney (included on the signature page to this Post Effective Amendment to
           Registration Statement).